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                                                                   Exhibit 10.24

                    TERMINATION AGREEMENT AND GENERAL RELEASE
                    -----------------------------------------

     This TERMINATION AGREEMENT AND GENERAL RELEASE (this "Agreement"), dated February 6, 2002, is made and entered into by and between Bankrate, Inc., a Florida corporation f/k/a Intelligent Life Corporation ("Bankrate"), Reassure America Life Insurance Company ("REALIC"), successor by merger to The Midland Life Insurance Company ("Midland"), and GUNSTER, YOAKLEY & STEWART, P.A., a Florida professional association, solely as escrow agent (the "Escrow Agent").

                                    RECITALS

    A. Bankrate had previously executed and delivered that certain "10% Convertible Subordinated Note Due 2004" dated August 20, 1999 (the "Note"), in favor of Midland.

     B. Pursuant to the terms of the Note, Bankrate agreed to pay Midland in one installment on or before August 20, 2004, the aggregate principal sum of Four Million Three Hundred Fifty Thousand and No/100 Dollars ($4,350,000.00), plus interest accruing at a rate per annum of ten percent (10%).

     C. Bankrate desires to pay REALIC Three Million Four Hundred Thousand and No/100 Dollars ($3,400,000.00) as repayment in full of the Note, and REALIC desires to forgive the remaining in indebtedness under the Note.

     D. Bankrate and REALIC each desire to release the other and related parties with regard to the Note. NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants, agreements, terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1. Escrow Deposits. Each of Bankrate and REALIC agree that by no later than
        ---------------
February 22, 2002 each of Bankrate and REALIC:

          (A) Each will deliver to the Escrow Agent two (2) copies of this Agreement executed by such party to be held in escrow pursuant to this Agreement (each, an "Executed Agreement");

          (B) Bankrate will send Three Million Four Hundred Thousand and No/Dollars ($3,400,000.00) by wire transfer of immediately available funds to the Escrow Agent pursuant to the following instructions: Wachovia Bank, N.A. Palm Beach, Florida, ABA: 061000010, Account Name: Gunster, Yoakley & Stewart, P.A. IOTA Account, Account Number: 14-229-934 to be held in escrow pursuant to this Agreement (the "Escrowed Funds"); and

          (C) REALIC will deliver the originally executed Note to the Escrow Agent at 777 South Flagler Drive, Suite 500 East, West Palm Beach, FL 33401, to be held in escrow pursuant to this Agreement (the "Escrowed Note").

     2. Maintenance of Escrow. The Executed Agreements, the Escrowed Funds and
        ---------------------
the Escrowed Note shall be disbursed as set forth in Section 3.

     3. Disbursement by the Escrow Agent. Upon the Escrow Agent's receipt of the
        --------------------------------
Executed Agreements, the Escrowed Funds and the Escrowed Note as set forth above, the Escrow Agent shall promptly disburse those items as follows:

          (A) One (1) fully executed copy of the Executed Agreement shall be delivered to Swiss Re Investors, 55 EAST 52nd Street, New York, NY 10055 and the Escrowed Funds shall be disbursed by wire transfer of immediately available funds to an account designated in writing by REALIC; and

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          (B) One (1) fully executed copy of the Executed Agreement and the
Escrowed Note shall be delivered to Bankrate c/o Robert J. DeFranco at 11811 U.S. Highway One, Suite 101, North Palm Beach, FL 33408.

          (C) If the Escrow Agent does not receive the Executed Agreements, the Escrowed Funds and the Escrowed Note by 4:00 p.m. (EST) February 22, 2002, then this Agreement shall be null and void and have no further force and effect and the Escrow Agent shall promptly disburse any and all of the Executed Agreements, the Escrowed Funds and/or the Escrowed Note in its possession to the respective original sender of the same.

     4. Acknowledgments. Each of Bankrate and REALIC agree as follows:
        ---------------

          (A) As of the date of this Agreement, the outstanding principal balance plus accrued interest under the Note is $5,421,792.00 (See Exhibit A of this Agreement);

          (B) Bankrate has agreed to pay REALIC $3,400,000.00 as repayment in full of the Note;

          (C) REALIC hereby forgives the remaining indebtedness due and owing to REALIC by Bankrate under the Notes; and

          (D) Each party desires to terminate the Note and any and all rights the parties may have pursuant to the Note, including, without limitation, rights of conversion, rights of registration, and rights to payment of additional interest on the Note.

     5. General Release By REALIC. Subject only to receipt of a fully executed
        -------------------------
copy of the Executed Agreement and the Escrowed Funds from the Escrow Agent pursuant to Section 3(A) above, REALIC hereby remises, releases, acquits, satisfies and forever discharges Bankrate and its respective affiliates, officers, directors, shareholders, employees, contractors, agents, representatives and attorneys (the "Bankrate Released Parties") from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, liens, judgments, executions, liabilities, responsibilities, claims and demands whatsoever, in law or in equity, whether matured or unmeasured, known or unknown, and the consequences thereof, which REALIC ever had, now has, or may have against the Bankrate Released Parties related to the Note.

     6. General Release by Bankrate. Subject only to receipt of a fully executed
        ---------------------------
copy of the Executed Agreement and the Escrowed Note from the Escrow Agent pursuant to Section 3(B) above, Bankrate hereby remises, releases, acquits, satisfies and forever discharges REALIC and its respective affiliates, officers, directors, shareholders, employees, contractors, agents, representatives and attorneys (the "REALIC Released Parties") from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, liens, judgments, executions, liabilities, responsibilities, claims and demands whatsoever, in law or in equity, whether matured or unmeasured, known or unknown, and the consequences thereof, which Bankrate ever had, now has, or may have against the REALIC Released Parties related to the Note.

     7. The Escrow Agent. To induce the Escrow Agent to act under this
        ----------------
Agreement, it is further agreed by Bankrate and REALIC that:

          (A) The Escrow Agent shall not be under any duty to give the Executed Agreements, the Escrowed Funds or the Escrowed Note held by it under this Agreement any greater degree of care than it gives its own similar property and shall not be required to invest any funds held under this Agreement except as directed in this Agreement;

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          (B) This Agreement expressly sets forth all the duties of the Escrow
Agent with respect to any and all matters pertinent to this Agreement. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any other agreement among the other parties to this Agreement except this Agreement;

          (C) The Escrow Agent shall have no liability with regard to any duty under this Agreement nor be responsible for the loss of the Executed Agreements, the Escrowed Funds or the Escrowed Note except in the event of willful and intentional misconduct on the part of the Escrow Agent. Bankrate and REALIC shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor escrow agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement;

          (D) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it pursuant to this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so;

          (E) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement, and shall not be liable for any action taken or omitted in accordance with such advice;

          (F) The Escrow Agent does not have any interest in the Executed Agreements, the Escrowed Funds or the Escrowed Note deposited under this Agreement and is serving as escrow agent only;

          (G) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated in this Agreement as a means to resolve disputes, and may rely without any liability upon the contents of such writing;

          (H) Notwithstanding its duties pursuant to this Agreement, the Escrow Agent shall have the right to represent Bankrate as legal counsel, including, without limitation, in connection with any dispute arising under this Agreement.

          (I) Notwithstanding the provisions of Section 3 of this Agreement, in the event of any disagreement among or between Bankrate and REALIC resulting in adverse claims or demands being made in connection with the Executed Agreements, the Escrowed Funds or the Escrowed Note, or in the event that the Escrow Agent is in doubt as to what action it should take under this Agreement, the parties agree and acknowledge that the Escrow Agent shall have the right to (i) interplead all or any portion of the Escrowed Funds with the Circuit Court in and for Palm Beach County, Florida; (ii) seek a final and non-appealable order of a court of competent jurisdiction directing delivery of the Executed Agreements, the Escrowed Funds or the Escrowed Note; or (iii) obtain a written agreement executed by Bankrate and REALIC directing delivery of the Executed Agreements, the Escrowed Funds or the Escrowed Note, in which event the Escrow Agent shall disburse the Executed Agreements, the Escrowed Funds or the Escrowed
Note in accordance with such order or agreement. Any court order resulting from or referred to by any action taken pursuant to clauses (i) or (ii) of this
Section 7(I) shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that said court order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question; and

          (J) The Escrow Agent may resign from its position as escrow agent at any time, for any reason or for no reason, and without prior notice; and

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          (K) Except as may otherwise be provided in this Agreement, the Escrow
Agent's obligations pursuant to this Agreement shall terminate upon the completion of disbursements pursuant to Section 3 above.

     8. Miscellaneous.
        -------------

          (A) Only Written Amendments to this Agreement Are Permitted. The
              -------------------------------------------------------
provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the parties and making specific reference to this Agreement.

          (B) Assignment of Obligations Under this Agreement. With the exception
             -----------------------------------------------
of the Escrow Agent, no party may assign its obligations pursuant to this Agreement.

          (C) This Agreement is Governed by the Laws of Florida. This Agreement
              -------------------------------------------------
and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida, without regard for principles of conflicts of laws.

          (D) Jurisdiction and Venue for any Legal Action Shall Be in Palm Beach
              ------------------------------------------------------------------
County, Florida. Any civil action or legal proceeding arising out of or relating
---------------
to this Agreement shall be brought in the courts of record of the State of Florida in Palm Beach County or the United States District Court, Southern District of Florida. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

          (E) Headings in this Agreement are for Convenience Only. The headings
              ---------------------------------------------------
contained in this Agreement are for convenience of reference only. The headings are not considered a part of this Agreement and shall not limit or affect in any way the meaning or interpretation of this Agreement.

          (F) Binding Effect. All of the terms and provisions of this Agreement
              --------------
shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective legal representatives, successors, heirs and permitted assigns, whether so expressed or not.

          (G) Survival. All covenants, agreements, representations and
              --------
warranties made in this Agreement or otherwise made in writing by any party pursuant to this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

          (H) Waivers. The failure or delay of a party to at any time require
              -------
performance by another party of any provision of this Agreement, even if known, shall not affect such party's right to require performance of that provision or to exercise any of its rights, powers or remedies pursuant to this Agreement. Any waiver by a party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement.

          (I) Counterparts. This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

          (J) Further Assurances. The parties shall from time to time execute
              ------------------
and deliver such further and other transfers, assignments and documents, and do all matters and things, which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

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          (K) No Construction Against Draftsmen. The parties acknowledge that
              ---------------------------------
this is a negotiated agreement, and that in no event shall the terms of this Agreement be construed against any party on the basis that such party, or its counsel, drafted this Agreement.

          (L) Advice of Counsel. The parties acknowledge that they have had the
              -----------------
opportunity to consult with a lawyer regarding any questions or concerns that they may have with regard to this Agreement. The parties represent that they have either done so, or knowingly declined to do so.

          (M) Enforcement Costs. If any civil action, arbitration or other legal
              -----------------
proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

          (N) This Agreement is the Entire Understanding. This Agreement
              ------------------------------------------
represents the entire understanding and agreement between the parties with respect to the subject matter of the same, and supersedes all other negotiations, understandings and representations, written or oral, (if any) made by and between such parties, including, without limitation, the Note.

                       [SIGNATURES ON THE FOLLOWING PAGE]

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     The parties have executed this Agreement as of the day and year first above written.

                                BANKRATE:


                                Bankrate, Inc.

                                By:/s/Robert J. DeFranco
                                   --------------------------

                                Name: Robert J. DeFranco
                                      -----------------------
                                Title:Senior Vice President
                                      -----------------------
                                      Chief Financial Officer
                                      -----------------------


                                REALIC:

                                Reassure America Life Insurance Company

                                By: Swiss Re Investors, Inc. as Attorney-In-Fact


                                By:/s/Steven E. Weingarten
                                   --------------------------

                                Name: Steven E. Weingarten
                                      -----------------------
                                Title:Senior Vice President
                                      -----------------------


                                THE ESCROW AGENT:

                                Gunster, Yoakley & Stewart, P.A.


                                By:/s/David G. Bates
                                   ------------------
                                   David G. Bates, For the Firm

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